As filed with the Securities and Exchange Commission on November 22, 2000.
================================================================================
                                                    Registration No. 333-40316

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                          COLUMBIA BANKING SYSTEM, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

          WASHINGTON                                           911422237
          ----------                                           ---------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                  1102 BROADWAY PLAZA, TACOMA, WASHINGTON 98402
                  ---------------------------------------------
   (Address, including zip code, of registrant's principal executive offices)

                   1997 AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

                               J. JAMES GALLAGHER
                    VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          COLUMBIA BANKING SYSTEM, INC.
                               1102 BROADWAY PLAZA
                            TACOMA, WASHINGTON 98402
                                 (253) 305-1900

                          Copies of communications to:

                        SANDRA L. GALLAGHER-ALFORD, ESQ.
                           EUGENIE D. MANSFIELD, ESQ.
                           DAVIS WRIGHT TREMAINE, LLP
                               2600 CENTURY SQUARE
                               1501 FOURTH AVENUE
                         SEATTLE, WASHINGTON 98101-1688
                                 (206) 628-7620
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for Common Stock, or pursuant to the antidilution provisions of the plan. This Registration Statement covers, pursuant to Rule 416(a), any increases in the number of shares offered under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the option exercise prices of options to acquire 393,435 shares of Common Stock which has been granted under the above-referenced plan and upon the average of the high and low prices of the Common Stock reported on June 21, 2000, as reported on The Nasdaq National Stock Market with respect to 61,346 shares of Common Stock as to which options have not been granted as of the date of filing this Registration Statement.
================================================================================

                                    PART I *
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required by Part I of this registration statement on Form S-8 (the "Registration Statement") will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed with the Commission by Columbia Banking System, Inc. (the "Company") and are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.


     2. The Company's Form S-2 Registration Statement (No. 333-14465) filed with the SEC on October 16, 1996, and Amendment No. 1 and Amendment No. 2 to the Form S-2 filed with the SEC on October 28, 1996 and November 6, 1996, respectively, as to the description of the Company's securities.

     3. All reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements in the Annual Report referred to in paragraph 1 above.

     4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Washington Business Corporation Act, RCW Chapter 23B.08, authorizes indemnification of directors, officers and employees under certain circumstances. The Company's Articles of Incorporation provide, among other things, for the indemnification of directors, and authorize the Board to pay reasonable expenses incurred by, or to satisfy a judgment or fine against, a current or former director in connection with any personal legal liability incurred by the individual while acting for the Company within the scope of his or her employment, and which was not the result of conduct finally adjudged to be "egregious" conduct. "Egregious" conduct is defined as intentional misconduct, a knowing violation of law, or participation in any transaction from which the person will personally receive a benefit in money, property or services to which that person is not legally entitled. The Articles of Incorporation also include a provision that limits the liability of directors of the Company from any personal liability to the Company or its shareholders for conduct not found to have been egregious. The Company has purchased an officers and directors liability insurance policy which provides for insurance of directors and officers of the Company against certain liabilities they may incur in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

        No.          Exhibits
        ---          --------

        4.1          Restated Articles of Incorporation (1)

        4.2          Restated Bylaws (1)

        4.3          1997 Amended and Restated Stock Option Plan (2)

        5.1          Opinion of Davis Wright Tremaine, LLP (4)

       23.1          Consent of Deloitte & Touche LLP (4)

       23.2          Consent of Counsel (included in Exhibit 5.1) (4)

       24            Power of Attorney (3)

-------------

(1) Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 previously filed by the company.
(2) Incorporated by reference to the Proxy Statement on Schedule 14A filed by the Company on March 20, 1997.
(3) Incorporated by reference to the Form S-8 Registration Statement filed by the Company on June 28, 2000.
(4)  Filed herewith.

ITEM 9.  UNDERTAKINGS

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington, on November 22, 2000.

                                          COLUMBIA BANKING SYSTEM, INC.


                                          By: /s/  J. James Gallagher
                                              ---------------------------------
                                              J. James Gallagher
                                              Chief Executive Officer
                                              (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on November 22, 2000.

         Signature                                 Title
         ---------                                 -----

/s/      J. James Gallagher                   Vice Chairman and
--------------------------------------        Chief Executive Officer
J. James Gallagher

/s/      Gary R. Schminkey                    Executive Vice President and
--------------------------------------        Chief Financial Officer
Gary R. Schminkey

Richard S. DeVine                             Director
Melanie J. Dressel                            Director
Jonathan Fine                                 Director
John P. Folsom                                Director
J. James Gallagher                            Director
John A. Halleran                              Director
Thomas M. Hulbert                             Director
Thomas L. Matson                              Director
W.W. Philip                                   Director
Donald Rodman                                 Director
Sidney R. Snyder                              Director
William T. Weyerhaeuser                       Director
James M. Will                                 Director

         J. James Gallagher, by signing his name below, signs this document in his capacity as a director and pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated. Such persons include a majority of the directors of the registrant.


                                              /s/  J. James Gallagher
                                              ---------------------------------
                                              J. James Gallagher
                                              Attorney-in-Fact

                                INDEX TO EXHIBITS


        No.          Exhibits
        ---          --------

        4.1          Restated Articles of Incorporation (1)

        4.2          Restated Bylaws (1)

        4.3          1997 Amended and Restated Stock Option Plan (2)

        5.1          Opinion of Davis Wright Tremaine, LLP (4)

       23.1          Consent of Deloitte & Touche LLP (4)

       23.2          Consent of Counsel (included in Exhibit 5.1) (4)

       24            Power of Attorney (3)

-------------------

(1) Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 previously filed by the company.
(2) Incorporated by reference to the Proxy Statement on Schedule 14A filed by the Company on March 20, 1997.
(3) Incorporated by reference to the Form S-8 Registration Statement filed by the Company on June 28, 2000.
(4)  Filed herewith.



















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